UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.)

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PCB Bancorp

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PCB BANCORP
3701 Wilshire Boulevard, Suite 900
Los Angeles, CA 90010
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF PCB BANCORP:
NOTICE IS HEREBY GIVEN that, pursuant to its bylaws and the call of its Board of Directors, the Annual Meeting of Shareholders (“Annual Meeting”) of PCB Bancorp (“Company”) will be held as follows:
Date:    Thursday, May 28, 2020
Time:    10:00 a.m.
Place:    The Board Room
3701 Wilshire Boulevard, Suite 900
Los Angeles, California

1.
Election of Directors. To consider and vote upon a proposal to elect eight (8) persons to the Board of Directors of the Company to serve until the next Annual Meeting and until their successors have been elected and have qualified. The Board of Directors has nominated the following persons for election:

Kijun Ahn	Henry Kim
Sang Young Lee	Hong Kyun “Daniel” Park
Don Rhee	Daniel Cho
Haeyoung Cho	Sarah Jun

2.	Independent Registered Public Accounting Firm. To ratify the appointment of Crowe LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

3.	Other Business. Any other matters that may properly be brought before the meeting by order of the Board of Directors.
Important Notice Regarding the Availability of Proxy Materials: On or about April 17, 2020, we mailed to our shareholders a Notice Regarding the Availability of Proxy Materials, or the Notice, containing instructions for how to access our proxy statement for the Annual Meeting and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. As described in the Notice, the proxy statement and the 2019 Annual Report can be accessed online by visiting the website identified in the Notice and following the instructions. The Notice also provides instructions on how to vote your shares electronically as well as how to request a paper copy of the proxy statement and 2019 Annual Report and vote your shares by mail using the proxy card.
Only those shareholders of record at the close of business on March 31, 2020 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.
The bylaws of the Company provide for the nomination of directors in accordance with the following procedures:
“Section 2.14.    Nominations of Directors. Nominations for election to the Board of Directors of the corporation may be made by the Board of Directors or by any shareholder of the corporation’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the corporation, shall be made in writing and shall be delivered or mailed to the president of the corporation not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the corporation not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith shall, in his/her discretion, be disregarded by the chairman of the meeting, and upon his/her instructions, the inspectors of election shall disregard all votes cast for each such nominee.”
IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO VOTE YOUR SHARES ELECTRONICALLY, OR IF YOU REQUEST A PAPER COPY TO SIGN AND RETURN THE ATTACHED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED WITH THE NOTICE AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON AT THAT TIME. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS EXERCISE.
PLEASE INDICATE ON THE PROXY CARD WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING SO WE CAN PROVIDE ADEQUATE ACCOMMODATIONS.
We appreciate your continuing support and look forward to seeing you at the Annual Meeting.

By Order of the Board of Directors

/s/ Timothy Chang
Timothy Chang Executive Vice President, Chief Financial Officer and Corporate Secretary

Los Angeles, California
April 17, 2020
Please vote promptly.

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 28, 2020
PROXY STATEMENT SUMMARY
This proxy statement relates to the solicitation of proxies for the Annual Meeting of Shareholders of PCB Bancorp to be held at the Company’s headquarters at 3701 Wilshire Boulevard, Suite 900, Los Angeles, California on May 28, 2020, at 10:00 a.m. and at any adjournments thereof (the “Annual Meeting”). At the Annual Meeting, if you are a shareholder of record on March 31, 2020 (the “Record Date”), you will:

•	Vote on the election of eight (8) directors.

•	Vote on the ratification of the selection of the Company’s independent public accounting firm.

•	Vote on any other matters that may properly come before the Annual Meeting.
We first made this proxy statement, the Notice of Annual Meeting of Shareholders and the attached proxy card available over the Internet on or about April 17, 2020 to all shareholders entitled to vote. If you owned common stock of the Company at the close of business on the Record Date, you are entitled to vote at the Annual Meeting. On the Record Date, there were 15,370,086 shares of Company common stock outstanding entitled to vote.
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with SEC rules and regulations, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, primarily via the Internet. Accordingly, on or about April 17, 2020, we mailed to our shareholders a “Notice Regarding the Availability of Proxy Materials," or the Notice, that contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals to be voted upon at the Annual Meeting, and how to request paper copies of this proxy statement and the 2019 Annual Report. Shareholders may request to receive all future proxy materials from us in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of our annual shareholder meetings and to reduce our costs.
GENERAL INFORMATION ABOUT THE 2020 ANNUAL MEETING
PCB Bancorp, a corporation existing and organized under the laws of the State of California and parent of its wholly owned subsidiary Pacific City Bank (the “Bank”) is authorized to issue up to 60,000,000 shares of common stock and 10,000,000 shares of preferred stock. Only those common shareholders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. On that date, 15,370,086 shares of common stock were outstanding. The determination of shareholders entitled to vote at the meeting and the number of votes to which they are entitled was made on the basis of the Company’s records as of the Record Date. The presence in person or by proxy (including internet and telephone voting) of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the meeting. Abstentions, shares as to which voting authority has been withheld from any nominee and “broker non-votes” (as defined below), will be counted for purposes of determining the presence or absence of a quorum.
A broker or nominee holding shares for beneficial owners may vote on certain matters at the meeting pursuant to discretionary authority or instructions from the beneficial owners, but with respect to other matters for which the broker or nominee may not have received instructions from the beneficial owners and may not have discretionary voting power under the applicable rule of the New York Stock Exchange or other self-regulatory organizations to which the broker or nominee is a member, the shares held by the broker or nominee may not be voted. Such un-voted shares are called “broker non-votes.” The rules of the New York Stock Exchange and other self-regulatory organizations generally permit a broker or nominee, in the absence of instructions, to deliver a proxy to vote for routine items, such as the ratification of the Company’s independent public accounting firm. Consequently, shares held by a broker or nominee will constitute “broker non-votes” regarding non-routine items, such as the election of directors. It is important that you provide voting instructions to your broker or nominee.

Revocability of Proxies
A proxy for use at the meeting is attached. Any shareholder who executes and delivers such proxy has the right to revoke it at any time before it is exercised by filing with the Corporate Secretary of the Company an instrument revoking it or by filing a duly executed proxy bearing a later date. In addition, the powers of the proxy holder will be revoked if the person executing the proxy is present at the meeting, revokes such proxy and elects to vote in person. Subject to such revocation, all shares represented by a properly executed proxy received in time for the meeting will be voted by the proxy holders in accordance with the instructions on the proxy.
IF NO INSTRUCTION IS SPECIFIED WITH REGARD TO A MATTER TO BE ACTED UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS “FOR” THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED HEREIN, AND “FOR” RATIFICATION OF THE SELECTION OF THE COMPANY’S INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2020.
Person Making the Solicitation
This solicitation of proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing, and mailing the Notice and/or this proxy statement and the material used in the solicitation of proxies for the meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mail, but officers, directors, and employees of the Company and the Bank may solicit proxies personally or by telephone, without receiving special compensation therefor. Although there is no formal agreement to do so, the Company may reimburse banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expense in forwarding these proxy materials to their principals.
Voting Rights
There were 15,370,086 shares of the Company’s common stock issued and outstanding on March 31, 2020, which has been set as the record date for the purpose of determining the shareholders entitled to notice of and to vote at the meeting. The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of our common stock is necessary to constitute a quorum at the meeting for the transaction of business. Abstentions and broker non-votes are each included in the determination of the number of shares present for determining a quorum but are not counted on any matters brought before the meeting.
Each shareholder is entitled to one vote on each proposal per share of common stock held as of the record date. Shareholders do not have cumulative voting rights in connection with the election of directors. The election of eight (8) directors to serve until the 2021 Annual Meeting of Shareholders requires approval by a “plurality” of the votes cast by the shares of common stock entitled to vote in the election. This means that the eight (8) nominees who receive the highest number of properly cast votes will be elected as directors even if those nominees do not receive a majority of the votes cast. Shares represented by proxies that are marked with instructions to “withhold authority” for the election of one or more director nominees or that are not voted (whether by abstention, broker non-vote or otherwise) will not be counted in determining the number of votes cast for those persons.
For all other matters, including the ratification of the appointment of our accountants, a majority of votes cast shall decide the outcome of each matter submitted to the shareholders at the meeting. Abstentions will be included in the vote totals and, as such, will have the same effect on proposals as a negative vote. Broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter), if any, will not be included in vote totals and, as such, will have no effect on any proposal.

PROPOSAL NO. 1
ELECTION OF DIRECTORS OF THE COMPANY
Executive Summary
In accordance with the Company’s bylaws, the number of directors may be no less than five (5) and no more than nine (9). Currently, the Board of Directors has six (6) members. The number of directors authorized for election at the Annual Meeting is eight (8) because the Board of Directors seeks to add two (2) additional persons to the Company’s Board of Directors, Mr. Cho and Ms. Jun, who have been serving on the Bank’s Board of Directors. Each director will hold office until the next Annual Meeting of Shareholders and until his or her successor is elected and qualified.
Unless authority to vote for the election of any directors is withheld, all proxies will be voted for the election of the eight (8) nominees listed below and recommended by the Board of Directors. The nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Abstentions and votes cast against nominees have no effect on the election of directors. If any of the nominees should unexpectedly decline or be unable to act as a director, their proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.
Director Nomination Process
The Board of Directors formed a Nominating and Governance Committee to, among other things, assist the Board of Directors in identifying appropriate candidates for Board membership. As specified in its charter, the Nominating and Governance Committee is appointed by the Board of Directors of the Company to help the Board of Directors identify qualified individuals to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and to recommend to the Board of Directors the director nominees for the annual meetings of shareholders. All nominees for director identified in this proxy statement were approved by the Nominating and Governance Committee for inclusion on the proxy card and were recommended for such inclusion by the Committee. The Nominating and Governance Committee will utilize the same standards for evaluating director candidates recommended by shareholders as it does for candidates proposed by the Board of Directors or members thereof.
The Nominating and Governance Committee considers many factors in nominating individuals to serve on the Board of Directors, including the following:

•	satisfactory results of any background investigation;

•	business and professional experience and expertise;

•	financial resources;

•	ability to devote the time and effort necessary to fulfill the responsibilities of a director;

•	involvement in community activities in the market areas served by the Company and its affiliates that may enhance the reputation of the Company and its affiliates;

•	a candidate’s contribution to an appropriate balance on the Board of Directors of professional knowledge, business expertise, varied industry knowledge, and financial expertise;

•	basic knowledge of the banking industry, financial regulatory system, and laws and regulation that govern the Company and its subsidiaries; and

•
“independence” and “financial literacy,” as defined under applicable rules promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Sarbanes-Oxley Act of 2002, and Nasdaq Listing Rules.

Shareholders who wish to make suggestions or recommendations about director nominations should forward their written suggestions to the Chairman of the Board addressed to PCB Bancorp, Attn: Corporate Secretary, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010. Submission of a recommendation in this fashion does not constitute a formal nomination under the Company’s bylaws. While the Board of Directors carefully considers diversity of professional disciplines and backgrounds when evaluating director candidates, it has not adopted a formal diversity policy. At present, the Board of Directors does not engage a third party to identify and evaluate potential director candidates.

Director Nominee Qualifications and Experience
Our Board of Directors currently consists of six (6) members, all of whom are nominees for election at the Annual Meeting, and each of whom is elected annually at the annual meeting of shareholders and serve one-year terms, until their successors are duly elected and qualified. Pursuant to our bylaws, our Board of Directors is authorized to have a range of between five (5) and nine (9) directors, with the specific number within the range set by resolution of our Board of Directors. The Board of Directors have nominated Sarah Jun and Daniel Cho to fill the two (2) additional seats. Our directors are not required to be a shareholder of the Company in order to qualify to serve as a director. All current directors of the Company except Don Rhee also serve as directors of the Bank. Sarah Jun and Daniel Cho served as directors of the Bank in 2019, but not as directors of the Company. As discussed in greater detail below, our Board of Directors has affirmatively determined that four of our six (6) current directors qualify as independent directors based upon the rules of the Nasdaq and the SEC and if Sarah Jun and Daniel Cho are added to the Board of Directors, six (6) of our eight (8) directors will qualify as independent under those same rules. There are no arrangements or understandings between any of the directors and any other person pursuant to which he or she was selected as a director.
The following table sets forth certain summary information about our current directors, including their names, ages, and the year in which they began serving as a director and any committee memberships they may hold. No current director has any family relationship, as defined in Item 401 of Regulation S-K, with any other director or with any of our executive officers.

			Committee Membership
Name and Position	Age	Director Since	Audit	Compensation	Nominating and Governance
Kijun Ahn, Ph.D.	64	2007 (1)	Member	Chair	Member
Haeyoung Cho	65	2011
Sang Young Lee, Chairman	69	2007	Member	Member	Chair
Hong Kyun “Daniel” Park	61	2015	Chair (2)
Don Rhee	64	2015		Member	Member
Henry Kim, President & Chief Executive Officer	53	2018

(1)	Dr. Ahn has been a director for the Company since 2007, except the year of 2014.

(2)	Mr. Park serves as the Audit Committee financial expert.
None of the Company’s directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, whose common stock is registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended.
The business experience of each of the current directors, all of whom are nominees for election at the Annual Meeting, and the three new nominees for director is set forth below.
Kijun Ahn, Ph.D. As one of the founding Board members of the Bank, Dr. Ahn has extensive knowledge and experience in the fields of civil engineering and construction and provides the Board with valuable insights with regards to the Bank’s customers and issues involving these industries. Dr. Ahn is currently a project manager at Moffatt and Nichol, a global infrastructure advisory firm that specializes in structural, coastal, and civil engineering; environmental sciences; economics analysis; inspection & rehabilitation; and program management solutions. Throughout his 30 plus years of experience in the construction and development field, Dr. Ahn has managed many major projects, including public infrastructure projects in the state of California and Hawaii. Dr. Ahn earned his Bachelor of Science degree from Seoul National University in Seoul, Korea and Doctorate degree in Civil Engineering from Washington University in St. Louis, Missouri.
Haeyoung Cho. Ms. Cho was the President and Chief Executive Officer of the Company and the Bank from October 2011 until her retirement in December 2017. She also served as President and Chief Operating Officer from May 2010 to September 2011, Executive Vice President and Chief Operating Officer of the Bank from January 2006 to April 2010, and Executive Vice President and Chief Portfolio Officer of the Bank from September 2003 to December 2005. Ms. Cho is one of the founding executives of the Bank and played an instrumental role in successfully navigating the institution through the financial crisis and growing the Bank into an institution with over a billion dollars in assets. Ms. Cho earned her Bachelor of Arts degree in business administration from Duksung University in Seoul, Korea and a Master of Business Administration degree from University of Phoenix. Ms. Cho also attended the Graduate School of Banking at Colorado in Denver, Colorado. Ms. Cho began her banking career in 1983 at one of the original Korean-American banks that has since merged into Hanmi Bank and brings over 36 years of Korean-American community banking experience to the Board.

Sang Young Lee. Mr. Lee is one of the founding Board members of the Bank and the current Chairman of the Board of Directors of the Company and the Bank. Mr. Lee is the President and Chief Executive Officer of Lee’s Gold & Diamond Import, Inc. since 1988. Founded in 1988, Lee’s Gold & Diamond Import, Inc. specializes in wholesale distribution of various jewelry products in the greater Los Angeles area. Mr. Lee provides the Board with extensive insight into the trade industry and also possesses the business acumen and knowledge of the economic environment in that industry which is a tremendous asset to the Board. Mr. Lee also previously served as the Chairman of the Board of Directors of the Company and the Bank from 2009 to 2012. Mr. Lee earned his Bachelor of Arts degree in law from Han Yang University and a Master of Business Administration degree in International Trade from Korea University in Seoul, Korea.
Hong Kyun “Daniel” Park. Mr. Park began serving as a Board member of both the Company and the Bank in 2015. He is a Certified Public Accountant and a managing partner of KNP, LLP, a greater Los Angeles-based accounting firm where he serves both international and domestic middle market companies since April 2017. Prior to that, Mr. Park was a partner of CKP, LLP from 2012 to 2017. Mr. Park brings over 30 years of business and accounting experience to the Board, having previously served with such prestigious accounting firms as Ernst & Young, Arthur Andersen, PwC, Deloitte & Touche, and also served as the Chief Financial Officer of several private companies. Mr. Park’s in-depth knowledge of accounting principles and auditing standards generally accepted in the U.S., as well as his valuable prospective on various industries is a tremendous asset to the Board. Mr. Park is currently a member of AICPA and the California CPA Society. He has also served over 11 years on the Board of Governors at City Club Los Angeles. Mr. Park earned his Bachelor of Arts degree in Economics and Business from University of California at Los Angeles.
Don Rhee. Mr. Rhee began serving as a director of the Company in 2015. Mr. Rhee founded Active USA, Inc., a Los Angeles-based apparel manufacturer in 1988, and currently serves as the President and Chief Executive Officer. Mr. Rhee is a prominent leader in the Korean-American apparel business owners’ community, becoming the President of San Pedro Fashion Mart Association in 2013 and Chief Executive Officer of The World Korean Business Convention in 2015. Mr. Rhee was a director at Saehan Bancorp from 1999 to 2011. Saehan Bancorp merged into a bank that eventually became part of Bank of Hope. Mr. Rhee has extensive experience in the apparel manufacturing industry and a deep understanding of commercial customers’ banking needs. Mr. Rhee earned his Bachelor of Science degree in Architecture and an honorary Doctorate in business administration from Yeungnam University in Korea.
Henry Kim. Mr. Kim, who was promoted to President and Chief Executive Officer in January 2018, has served as an executive officer of the Bank since its formation in 2003. He is a member of the Company’s and the Bank’s Boards of Directors. During his 17-plus years with the Bank, Mr. Kim has held the positions of Chief Credit Officer, Chief Operating Officer and Corporate Secretary of the Bank from 2003 to 2017, and Corporate Secretary of the Company from 2007 to 2017. While serving as the Bank’s Chief Operating Officer, Mr. Kim spearheaded initiatives that have resulted in our total assets increasing from $1.04 billion at December 31, 2015 to $1.75 billion at December 31, 2019, our equity increasing from $98.0 million to $226.8 million over that same time period, the expansion of our branch network in Southern California and into the greater New York City metropolitan market and the establishment and expansion of our extensive loan production office network in eight different states.
Daniel Cho. Mr. Cho has been a member of the Bank’s board of directors since April 2017. Mr. Cho is the Chief Executive Officer of Maya Tech and has served in that capacity since August 2016. Prior to Maya Tech, Mr. Cho was the Chief Executive Officer of Banker’s Toolbox, a leader in BSA/AML software in the banking industry. Mr. Cho founded Banker’s Toolbox in 2000 and built the company to serve over 750 banks and credit unions in the U.S. Mr. Cho sold Banker’s Toolbox to AKKR, a private equity firm, in 2015. Prior to Banker’s Toolbox, Mr. Cho was a banker for 12 years working as an SBA Loan Manager and an IT Manager. Mr. Cho is a highly accomplished entrepreneur and a subject matter expert in BSA/AML compliance and Fintech. Mr. Cho holds a Bachelor of Arts degree in Economics from University of California at Berkeley.
Sarah Jun. Ms. Jun has served on the Bank’s board of directors since September 2015. She is an active member of the California State Bar and the New York State Bar and founder of Law Offices of Sarah Jun, APLC. She is a vice president of the Korean Community Lawyers Association and regularly participates in its pro bono legal service program. Her law focuses on real estate, commercial transactions, trusts and estate planning, both litigation and transactional matters. Also, Ms. Jun has been a California licensed real estate broker since August 2004. Ms. Jun’s real estate experience combined with legal knowledge have made her a tremendous asset to the Bank board. Ms. Jun majored in Korean Literature and Linguistics at Ewha Womans University in Korea. She earned her Juris Doctor degree from the University of La Verne, College of Law in Ontario, California.

Compensation of Directors
The following table sets forth information regarding 2019 compensation for each of our non-employee directors and the two Bank directors that did not serve on the Company’s Board in 2019.

Name	Fees Earned and Paid in Cash (1)	Option Awards	All Other Compensation (2)	Total
Kijun Ahn	$60,000	$—	$22,000	$82,000
Haeyoung Cho	$60,000	$—	$77,000	$137,000
Sang Young Lee, Chairman	$72,000	$—	$22,000	$94,000
Hong Kyun ”Daniel” Park	$60,000	$—	$20,630	$80,630
Don Rhee	$36,000	$—	$14,267	$50,267
Suk Won Youn (3)	$36,000	$—	$22,000	$58,000
Daniel Cho (Bank Director only in 2019)	$60,000	$—	$20,630	$80,630
Sarah Jun (Bank Director only in 2019)	$56,500	$—	$14,267	$70,767

(1)	Amounts shown include payment of Board membership retainer fees for the Company and the Bank Board meetings, committee membership fees and specific purpose committee membership fees.

(2)	All Other Compensation reflects health insurance benefits, except for a consulting payment of $55,000 paid to Haeyoung Cho.

(3)	Mr. Youn passed away on February 11, 2020.
Non-employee director fees for 2019 were based upon fees for service on the Company and the Bank Boards of Directors. Non-employee directors of the Bank are paid a monthly retainer of $4,500, while the Chairman of the Bank’s Board of Directors is paid a monthly retainer of $6,000. In addition, non-executive directors of the Bank that also serve on the director’s loan committee and Director Daniel Cho, as chair of the Bank’s BSA Committee, are paid an additional monthly retainer of $500. The member of the Company’s Board of Directors who does not also serve on the Bank’s Board of Directors (Director Rhee) is paid a monthly retainer of $3,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE
DIRECTORS NOMINATED FOR ELECTION IN PROPOSAL ONE.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS
Corporate Governance Guidelines
We are committed to having sound corporate governance principles, which are essential to running our business efficiently and maintaining our integrity in the marketplace. Our Board of Directors has adopted Corporate Governance Guidelines, which set forth the framework within which our Board of Directors, assisted by the committees of our Board of Directors, oversees the affairs of our organization. The Corporate Governance Guidelines address, among other things, the composition and functions of our Board of Directors, director independence, compensation of directors, management succession and review, committees of our Board of Directors and selection of new directors. Our Corporate Governance Guidelines are available on our website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “Corporate Governance” and then “Governance Documents.”
Director Qualifications
We believe that our directors should have the highest professional and personal ethics and values. They should have broad experience at the policy-making level in business, government or banking. They should be committed to enhancing shareholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on boards of other companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all the Company director duties. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s character, judgment, diversity of professional disciplines and backgrounds, skill sets, specific business background and global or international experience in the context of our needs and those of the Board of Directors.
Director Independence
Our common stock is currently listed on the Nasdaq Global Select Market and, as a result, we are required to comply with the rules of Nasdaq with respect to the independence of directors who serve on our Board of Directors and its committees. Under the rules of Nasdaq, independent directors must comprise a majority of our Board of Directors. The rules of Nasdaq, as well as those of the SEC, also impose several other requirements with respect to the independence of our directors.
Our Board of Directors has evaluated the independence of its members based upon the rules of Nasdaq and the SEC. Applying these standards, our Board of Directors has affirmatively determined that four (4) of the six (6) current directors qualify as independent directors: Kijun Ahn, Sang Young Lee, Hong Kyun “Daniel” Park, and Don Rhee. Haeyoung Cho and Henry Kim do not qualify as independent directors because each individual is an executive officer of the Company and/or the Bank, or has served in such capacity within the three year look-back period. If elected to the Board of Directors, Daniel Cho and Sarah Jun will also qualify as independent directors.
In addition, our corporate governance guidelines require that the positions of the Chairman of the Board of Directors and the Chief Executive Officer of the Company be held by different individuals and that the Chairman satisfy the requirements for an independent director under the Nasdaq rules.
Code of Ethics and Business Conduct
Our Board of Directors has adopted a Code of Ethics and Business Conduct, which became effective September 22, 2016, and undergoes periodic review and revision. This code applies to all of our directors and employees. The code provides fundamental ethical principles to which these individuals are expected to adhere to and will operate as a tool to help our directors, officers and employees understand the high ethical standards required for employment by, or association with, the Company. In addition, the code specifically prohibits all forms of unlawful securities trading and hedging transactions, such as puts, calls, short sales, and other similar transactions involving securities issued by the Company. Our Code of Ethics and Business Conduct is available on our website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “Corporate Governance” and then “Governance Documents.” We expect that any amendments to the code, or any waivers of its requirements, will be disclosed on our website, as well as any other means required by Nasdaq.

Compensation Committee Interlocks and Insider Participation
No member of our Compensation Committee (i) is or has ever been an employee of ours, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under Item 404 of Regulations S-K concerning related party transactions.
Risk Management and Oversight
Our Board of Directors oversees our risk management process, which is a company-wide approach to risk management that is carried out by our management. Our full Board of Directors determines the appropriate risk for us generally, assesses the specific risks faced by us, and reviews the steps taken by management to manage those risks. While our full Board of Directors maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk within their particular area of concern. In particular, our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee is responsible for overseeing the management of risks associated with, among other things, related party transactions, internal controls and financial reporting. Our Nominating and Governance Committee oversees risks related to the nominees for election as directors as well as candidates for senior management positions, the functioning of our standing committees, and the compliance with our corporate governance guidelines. Our Board of Directors monitors capital adequacy in relation to risk. Pursuant to our Board of Directors’ instruction, management regularly reports on applicable risks to the relevant committee or the full board, as appropriate, with additional review or reporting on risks conducted as needed or as requested by our Board of Directors and its committees.
Board Meetings and Committees
Meetings and Attendance
Directors are expected to attend all Board meetings, all meetings of committees on which they serve, and the annual shareholders’ meeting. There were five (5) regular meetings and three (3) special meetings of the Board of Directors of the Company during the fiscal year ended December 31, 2019. Each director standing for re-election to the Board attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings held by all committees of the Board on which he/she served. All current directors attended our 2019 annual shareholders’ meeting.
Shareholder Communications with the Board
Given the Company’s relatively small number of shareholders and infrequency of communication from shareholders to the Board, there is currently no formal process for shareholders to send communications directly to the Board. However, any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of PCB Bancorp, Attn: Corporate Secretary, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.
Board Committees
Our Board of Directors currently has three (3) standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Governance Committee. Each committee is comprised solely of directors that meet the definition of “independent director” under the Nasdaq rules, and each member of the audit committee is independent under applicable SEC rules. Each of the committees of the Board of Directors meets at such times as determined to be necessary.
Our Board of Directors also may establish such other committees as it deems appropriate, in accordance with applicable law and regulations and our articles and bylaws. We are not considered a “controlled company” within the meaning of the corporate governance standards of Nasdaq.

Audit Committee
Our Audit Committee currently consists of Hong Kyun “Daniel” Park (Chairperson), Kijun Ahn, and Sang Young Lee. Our Board of Directors has affirmatively determined that each member of the Audit Committee also satisfies the additional independence standards under the Nasdaq rules and applicable SEC rules for audit committee service and has the ability to read and understand fundamental financial statements. In addition, our Board has determined that Hong Kyun “Daniel” Park qualifies as an “audit committee financial expert,” as that term is defined under the applicable SEC rules.
Our Audit Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. As described in its charter, our Audit Committee has responsibility for, among other things:

•	selecting and reviewing the performance of our independent auditors and approving, in advance, all engagements and fee arrangements;

•	reviewing the independence of our independent auditors;

•
reviewing actions by management on recommendations of the independent auditors and internal auditors; meeting with management, the internal auditors and the independent auditors to review the effectiveness;

•	our system of internal control and internal audit procedures and results;

•	reviewing earnings releases, financial statements and reports to be filed with the SEC or otherwise;

•	reviewing and approving transactions for potential conflicts of interest under our Code of Ethics and Business Conduct; and

•	preparing an audit committee report and handling other such matters that are specifically delegated to the Audit Committee by our Board of Directors from time to time.
The committee held ten (10) meetings during the fiscal year ended December 31, 2019.
Nominating and Governance Committee
Our Nominating and Governance Committee currently consists of Sang Young Lee (Chairperson), Kijun Ahn and Don Rhee. Suk Won Youn also served on this committee until his passing on February 11, 2020. Each of the members of the Nominating and Governance Committee is “independent” as defined by our policy and Nasdaq rules. The Nominating and Governance Committee held one (1) meeting during the fiscal year ended December 31, 2019.
Our Nominating and Governance Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. Our Nominating and Governance Committee has responsibility for, among other things:

•	recommending persons to be selected by our Board of Directors as nominees for election as directors or to fill any vacancies on our Board of Directors;

•	assisting our Board of Directors with identifying, reviewing, and recommending individuals qualified to fill senior management positions at both the Company and the Bank levels;

•	monitoring the functioning of our standing committees and recommending any changes, including the creation or elimination of any committee;

•	conducting annual performance evaluations of the Board, including through requests and comments from all directors of the Board;

•
developing, reviewing and monitoring compliance with our corporate governance guidelines, requirements of applicable laws, regulations, the Nasdaq rules, the Sarbanes-Oxley Act, and other federal banking laws;

•	reviewing annually the composition of our Board of Directors and committees as a whole and making recommendations on the qualifications, independence, structure, and reporting of the same;

•	reviewing Company’s shareholder proposals properly submitted, including any proposed amendments to our articles of incorporation or bylaws; and

•	handling such other matters that are specifically delegated to the Nominating and Governance Committee by our Board of Directors from time to time.

Compensation Committee
Our Compensation Committee currently consists of Kijun Ahn (Chairperson), Sang Young Lee and Don Rhee. The Compensation Committee held two (2) meetings during the fiscal year ended December 31, 2019. Each of the Directors serving on the Compensation Committee has been determined by the Board of Directors to be “independent” as such term is defined by Rule 5605(a)(2) of the Nasdaq’s current listing rules.
Our Compensation Committee has adopted a written charter, which sets forth the committee’s duties and responsibilities. As described in its charter, our Compensation Committee has responsibility for, among other things:

•
reviewing, monitoring and approving our overall compensation structure, policies and programs (including benefit plans) and assessing whether the compensation structure establishes appropriate incentives for our executive officers and other employees and meets our corporate objectives;

•	determining the annual compensation of our Chief Executive Officer;

•
establishing subjective and objective criteria to serve as the basis for other executive officers’ compensation and reviewing the compensation decisions made by our Chief Executive Officer with respect to our other named executive officers;

•	reviewing the talent development and executive succession planning process with our Chief Executive Officer;

•
overseeing the administration of our equity plans and other incentive compensation plans and programs and preparing recommendations and periodic reports to our Board of Directors relating to these matters;

•	preparing the Compensation Committee report required by the SEC rules to be included in our annual report; and

•	handling such other matters that are specifically delegated to the Compensation Committee by our Board of Directors from time to time.
Board Committee Charters
The Compensation, Audit, and Nominating and Governance Committee charters are available on the Company’s website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “Corporate Governance” and then “Governance Documents.”
Board Leadership Structure
It is the role of the Nominating and Governance Committee to annually review, and when appropriate make recommendations to the Board of Directors concerning board composition, structure, and functions. The Board has deemed it appropriate to have two separate individuals serve as Chairman of the Board and Chief Executive Officer. According to the Company’s bylaws, the Chairman of the Board shall preside at meetings of the Board of Directors and shareholders and exercise and perform such other powers and duties as may be from time to time assigned to him/her by the Board of Directors. The bylaws further provide that the President of the Company will be the Chief Executive Officer and shall, subject to the control of the Board of Directors, have general supervision, direction, and control of the business and the officers of the Company. As the oversight responsibilities of the Board of Directors grows, the Board believes it is beneficial to have an independent Chairman with the sole job of leading the Board, while allowing the President to focus his efforts on the day-to-day management of the Company and the Bank. The Board does believe that it is important to have the President as a director. The Company aims to foster an appropriate level of separation between these two distinct levels of leadership of the Company. In addition to the Chairman, leadership is also provided through the respective chairs of the Board’s various committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners
As of March 31, 2020, and based upon filings with the SEC, EJF Capital LLC reported holding 1,478,695 shares, which represented 9.62% of the Company’s shares then outstanding. The foregoing entity was the only shareholder known to the Company to own beneficially more than 5% of the Company’s common stock except for Chairman Sang Young Lee. The ownership of Mr. Lee is set forth in the Security Ownership of Management table below.
Security Ownership of Management
The following table sets forth information as of March 31, 2020, concerning beneficial ownership of our common stock as of the record date owned by the Company’s directors, nominees for director, the current executive officers(1) and all directors, nominees and executive officers as a group. Beneficial ownership includes shared voting or dispositive power and options that are currently exercisable or exercisable within 60 days. All of the shares shown in the following table are owned both of record and beneficially except as indicated in the notes to the table. Each director has furnished to us information with respect to beneficial ownership of common stock.

Name, Address of Beneficial Owner, and Relationship with Company (2)	Common Stock		Number of Exercisable Options Within 60 Days	Amount and Nature of Beneficial Ownership (3)	Percent of Class
Kijun Ahn, Director	104,860	(4)	31,966	136,826	**
Haeyoung Cho, Director	183,524	(5)	55,000	238,524	1.55%
Sang Young Lee, Chairman of the Board	1,526,610	(6)	—	1,526,610	9.93%
Hong Kyun “Daniel” Park, Director	19,360		—	19,360	**
Don Rhee, Director	707,959	(7)	9,680	717,639	4.67%
Daniel Cho, Bank Director in 2019, Nominee	23,000	(8)	8,000	31,000	**
Sarah Jun, Bank Director in 2019, Nominee	266,528	(9)	19,360	285,888	1.86%
Henry Kim, President, Chief Executive Officer and Director	167,762	(10)	53,562	221,324	1.43%
Timothy Chang, Executive Vice President and Chief Financial Officer	14,938	(11)	48,227	63,165	**
Andrew Chung, Executive Vice President and Chief Risk Officer	2,000	(12)	—	2,000	**
Brian Bang, Senior Vice President and Chief Credit Officer	12,367	(13)	15,964	28,331	**
All directors and executive officers combined (As a group of 12)	3,028,908		241,759	3,270,667	20.95%

**	Represents less than 1% of outstanding.

(1)
As used throughout, the term “executive officers” means the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, the Executive Vice President and Chief Risk Officer, and the Senior Vice President and Chief Credit Officer. The Chairman of the Board and our other officers are not treated as executive officers.

(2)	Unless otherwise indicated, the address for all persons listed is c/o Pacific City Bank, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.

(3)
The table includes all shares beneficially owned on March 31, 2020, whether directly or indirectly, individually or together with associates, jointly or as community property with a spouse, as well as any shares, including through the exercise of stock options, as to which beneficial ownership may be acquired within 60 days of March 31, 2020. The options are described in more detail in “Executive Compensation,” below.

(4)	Includes 88,731 shares held jointly by him and his spouse and 16,129 shares held by his children.

(5)	Includes 128,478 shares held by her trust and 20,983 shares held by her IRA.

(6)	Includes 1,082,978 shares held by his family trust and 416,016 shares held by Lee’s Gold and Diamond Import, Inc.

(7)	Includes 393,294 shares held by his family trust and 314,665 shares held by Rhee Family Venture LLC.

(8)	Includes 23,000 shares held by his family trust.

(9)	Includes 78,132 shares held by her spouse, 10,000 shares held by her son, and 931 shares held by her IRA.

(10)	Includes 60,434 shares held jointly by him and his spouse, 19,785 shares held by his IRA, 19,813 shares held by his spouse's IRA, and 10,300 shares of unvested restricted stock awards (“RSAs”).

(11)	Includes 5,000 shares of unvested RSAs.

(12)	Includes 2,000 shares of unvested RSAs.

(13)	Includes 3,300 shares of unvested RSAs.

EXECUTIVE COMPENSATION
As an emerging growth company under the JOBS Act, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Exchange Act, which permit us to limit reporting of executive compensation to our principal executive officer and our two other most highly compensated executive officers, which are referred to as our “named executive officers.” We have chosen to include compensation information for a fourth senior executive officer.
The compensation reported in the Summary Compensation Table below is not necessarily indicative of how we will compensate our named executive officers in the future. We will continue to review, evaluate and modify our compensation framework to maintain a competitive total compensation package.
Executive Officers
Our named executive officers for 2020 are:

Name	Age	Position
Henry Kim	53	President and Chief Executive Officer
Timothy Chang	51	Executive Vice President and Chief Financial Officer
Andrew Chung	57	Executive Vice President and Chief Risk Officer
Brian Bang	45	Senior Vice President and Chief Credit Officer of the Bank

The business experience of each of the executives who are not otherwise directors of the Company is set forth below.
Timothy Chang. Mr. Chang serves as the Executive Vice President, Chief Financial Officer and Corporate Secretary of the Company and the Bank. Mr. Chang has served as the Chief Financial Officer of the Company and the Bank since he joined us in 2010. In this role, he oversees all aspects of financial reporting including strategic planning, asset/liability management, taxation and regulatory filings. Mr. Chang has over 20 years of commercial banking experience. Prior to joining us, Mr. Chang served as the Executive Vice President and Chief Financial Officer of Mirae Bank, the Senior Vice President and Chief Planning Officer of Hanmi Bank, and the Senior Vice President, Chief Financial Officer and Treasurer of Nara Bank. Mr. Chang is a Certified Public Accountant (inactive) and earned his Bachelor of Art degree in Economics from University of California, Los Angeles.
Andrew Chung. Mr. Chung was appointed as the Executive Vice President and Chief Risk Officer of the Bank in April 2018. He has over 26 years of experience in banking and financial services. Prior to joining the Bank, he served as the Executive Vice President and Chief Financial Officer of Uniti Financial Corporation and Uniti Bank from November 2013 to April 2018, the Senior Vice President and Controller of Wilshire Bank from July 2011 to October 2013, and the Senior Vice President and Chief Financial Officer of the Bank from October 2005 to April 2010. Mr. Chung is a Certified Public Accountant (inactive) and earned his Master of Business Administration degree from Marshall School of Business, University of Southern California and Bachelor of Science degree in Business Administration from California State University, Los Angeles.
Brian Bang. Mr. Bang serves as the Senior Vice President and Chief Credit Officer of the Bank. He joined the Bank in 2005 and served as the Senior Vice President & Deputy Chief Credit Officer since 2014 before assuming his current role in January 2018. Prior to 2014, Mr. Bang served as Senior Loan Officer and Credit Administration Manager. Mr. Bang also held loan officer positions in other Korean-American banks in Southern California. He has extensive experience in community banking as commercial, consumer, SBA lender and credit administrator. Mr. Bang received his Bachelor of Art degree in Business Administration from California State University, Fullerton. He also graduated from Pacific Coast Banking School, in partnership with the Graduate School of Business at the University of Washington.

Summary Compensation Table
The following table sets forth information regarding the compensation paid, awarded to, or earned for the fiscal years ended December 31, 2019 and 2018 for each of our named executive officers. All compensation is paid by the Bank.

Name	Year	Base Salary	Short Term Cash Incentive	Restricted Stock Awards (1)	Stock Option Award (2)	All Other Compensation (3)	Total
Henry Kim	2019	$350,000	$300,000	$169,027	$—	$58,027	$877,054
	2018	$348,221	$229,167	$—	$286,545	$51,669	$915,602
Timothy Chang	2019	$228,058	$105,000	$81,950	$—	$34,585	$449,593
	2018	$217,703	$123,597	$—	$—	$32,939	$374,239
Andrew Chung (4)	2019	$209,494	$50,000	$32,780	$—	$26,050	$318,324
	2018	$141,923	$17,083	$—	$120,400	$15,066	$294,472
Brian Bang	2019	$157,313	$50,000	$54,297	$—	$21,683	$283,293
	2018	$149,423	$37,500	$—	$—	$18,697	$205,620

(1)
The amount represents the grant date fair value of the RSAs granted, calculated in accordance with FASB ASC Topic 718. Fair values of stock awards were valued at the closing price of the Company's common stock on the grant date of the awards.

(2)
The amounts set forth in the “Stock Option Awards” column reflect the aggregate grant date fair value of option awards for the year ended December 31, 2019 calculated in accordance with FASB ASC Topic 718. The assumptions used in calculating the stock option award amounts are set forth in Note 12 to Consolidated Financial Statements as of December 31, 2019 and 2018 and for each of the years in the three-year period ended December 31, 2019.

(3)	“All Other Compensation” for the named executive officers during the fiscal years ended December 31, 2019 and 2018 is summarized below.

Name	Year	Auto Allowance	Company 401(k) Match (i)	Dividends on Unvested RSAs	Cellphone Reimbursement	Club Dues	Total “All Other Compensation”
Henry Kim	2019	$18,370	$19,471	1,424	$1,336	$17,426	$58,027
	2018	$18,089	$16,556	$—	$1,183	$15,841	$51,669
Timothy Chang	2019	$18,471	$14,214	$700	$1,200	$—	$34,585
	2018	$18,677	$13,062	$—	$1,200	$—	$32,939
Andrew Chung	2019	$12,000	$12,570	$280	$1,200	$—	$26,050
	2018	$8,308	$6,150	$—	$608	$—	$15,066
Brian Bang	2019	$10,800	$9,439	$444	$1,000	$—	$21,683
	2018	$10,800	$6,577	$—	$1,320	$—	$18,697

(i) Amount reflects Company matching contribution under the 401(k) Plan.

(4)	Andrew Chung was appointed as Executive Vice President and Chief Risk Officer in April 2018.

Narrative Discussion of Compensation
General
We compensate our named executive officers through a combination of base salary, annual bonuses, equity awards, and other benefits. Our Compensation Committee believes the executive compensation packages that we provide to our executives, including the named executive officers, should include both cash and equity compensation that reward performance as measured against established corporate goals. Each element of compensation is designed to achieve a specific purpose and to contribute to a total package that is competitive with similar packages provided by other institutions that compete for the services of individuals like our named executive officers.
Base Salary
The Compensation Committee reviews and approves base salaries of our named executive officers and sets the compensation of our Chief Executive Officer. Base salary is the fixed portion of cash compensation and is intended to reward the day-to-day aspects of an executive’s roles and responsibilities. Our executives’ annual salaries originally are set at the time they were first hired. The initial salaries were established by taking into account several factors including, but not limited to, the executive’s experience, responsibilities, management abilities and past job performance. The Compensation Committee also retains independent consultants as it deems appropriate to advise on executive and employee compensation matters. Salary levels are typically considered annually as part of our performance review process and upon a promotion or other change in job responsibility. Our President and Chief Executive Officer is the only executive officer who has an employment agreement with the Company. All other executive officers are employed at-will.
Short Term Cash Incentive
Short term cash incentives in the form of annual cash bonuses are approved by the Compensation Committee and our Board of Directors annually. Generally, the Compensation Committee and our Board of Directors review performance against pre-established financial and non-financial goals on an annual basis to determine the short-term cash incentive compensation of our executive officers. The annual short-term cash incentive payable to our President and Chief Executive Officer is provided for in his employment agreement and is equal to the lesser of 1.5% of pre-tax profit for that year or his then current base salary, plus discretionary bonuses to be determined by the Board of Directors, if any. There are no agreements controlling the participation of our other named executive officers in the annual cash bonus pool and bonuses are subject to board discretion.
Equity Awards
Equity awards, such as stock options and restricted stock, are the third key component of our executive officers’ total compensation. The Board of Directors believe that employee stock ownership is a significant incentive for our executive officers to build shareholders wealth, thereby aligning the interests of employees and shareholders. The Board of Directors also believes that equity-based compensation complements the short-term cash incentive compensation by forcing executives to recognize the impact their short-term decisions might have on long-term outcomes. This compensation approach limits an executive’s ability to reap short-term gains at the expense of the Company’s long-term success. This is also an important tool in retaining executive officers.
Benefits
401(k) Plan. The 401(k) Plan is designed to provide retirement benefits to all eligible full-time and part-time employees (including those of our subsidiaries). The 401(k) Plan provides employees with the opportunity to save for retirement on a tax-favored basis. Named executive officers, all of whom were eligible during 2019, may elect to participate in the 401(k) Plan on the same basis as all other employees. Employees may defer between 1% and 100% of their compensation to the 401(k) Plan, up to the applicable Internal Revenue Service limit. We currently match, dollar for dollar, 75% of the first 8% of an employee’s contribution to the 401(k) Plan. Our match is contributed in the form of cash and is invested according to the employee’s current investment allocation.
Health and Welfare Benefits. Our named executive officers are eligible to participate in our standard health and welfare benefits program, which offers medical, dental, vision, life, accident, and disability coverage to all of our eligible employees. We do not provide the named executive officers with any health and welfare benefits that are not generally available to our other employees.
Perquisites. We pay monthly dues and assessments for country club memberships for the CEO which he uses primarily to entertain current and prospective customers. Our named executive officers also receive a auto allowance. We do not provide any other perquisites to our other named executive officers.

Employment Agreements
The Bank has entered into a written employment agreement with its President and Chief Executive Officer, Henry Kim. The provisions of his agreement are summarized below.
On January 1, 2018, Mr. Kim was appointed President and Chief Executive Officer after serving as the Bank’s Chief Credit Officer and Chief Operating Officer for the prior 14 years. Under the written employment agreement entered with the Company and the Bank, Mr. Kim’s employment shall continue for 4 years from January 1, 2018 through December 31, 2021, unless sooner terminated. Based on this employment agreement, Mr. Kim is entitled to receive an annual base salary of $350,000. Mr. Kim’s agreement also calls for an annual incentive bonus equal to the lesser of 1.5% of pre-tax profit for that year or his then current base salary. In addition, Mr. Kim is eligible for discretionary bonuses to be determined by the Board of Directors, if any. The annual base salary shall be reviewed at least annually by the Board of Directors or the Compensation Committee, and shall be adjusted based upon job performance and the Bank’s financial condition and performance provided, however, that in no event shall the annual base salary be less than the amount specified above and such adjustments, if any, shall be in the sole discretion of the Board of Directors.
Mr. Kim’s current employment agreement entitles him to participate in any retirement, profit-sharing, salary deferral and other similar plans at such time as the Bank offers these benefits to its employees and to receive certain compensation in the event his employment is terminated, with certain benefits payable upon severance under specific circumstances. Mr. Kim is also entitled to the use of a company car or an auto allowance. Mr. Kim’s employment agreement also provides for a lump sum payment of compensation at his base salary then in effect equal to the remaining term of his contract if he is terminated without cause or “resigns for good reason” following a “change in control” of the Bank and the Company. Absent a “change in control” of the Bank and the Company, termination without cause entitles Mr. Kim to a lump sum payment equal to the remaining term of his contract, not to exceed six months’ salary.
For purposes of Mr. Kim’s employment agreement, the following terms are defined as follows:
“Cause” means: (i) Executive’s personal dishonesty, incompetence or willful misconduct; (ii) Executive commits an act or acts or an omission to act which constitutes: (a) a willful breach of duty in the course of executive’s employment; (b) a habitual neglect of duty; (c) a willful violation of any applicable banking law or regulation; or (d) a willful violation of any policy, procedure, practice, method of operation or specific mode of conduct established by the board or as set forth in the Bank’s employee manual, if any; (iii) executive engages in activity which, in the opinion of the board, could materially adversely affect Bank’s or Company’s reputation in the community or which evidences the lack of executive’s fitness or ability to perform executive’s duties as determined by the board, in good faith; or (iv) executive commits any act or acts or an omission to act which would cause termination of coverage under the Bank’s bankers blanket bond as to executive or as to Bank as a whole or any act, which would give rise to a colorable claim by the Bank under its Bankers Blanket Bond as determined by the Board in good faith.
“Change in Control” means a change, in control of the Bank or Company of a nature that would be required to be the subject of prior approval by (A) the Federal Reserve Board pursuant to the Bank Holding Bank Act of 1956, as amended, (B) the Federal Deposit Insurance Corporation under the Change In Bank Control Act, (C) the appropriate federal bank regulatory agency under the Bank Merger Act or (D) the California Department of Financial Institutions pursuant to provisions of the California Financial Code; provided, that without limitation, and without consideration of regulatory exemptions from prior approval, such a Change in Control will be deemed to have occurred if and when any of the following occur: (i) there is a transfer, voluntarily or by hostile takeover or proxy contest, operation of law or otherwise, of control of the Bank or Company, (ii) individuals, who were members of the board of the Bank or Company immediately prior to a meeting of the shareholders of the Bank or Company, as the case may be, which meeting involved a contest for the election of directors, do not constitute a majority of the Board of the Bank or Company, as the case may be, following such election or meeting, (iii) an acquisition, directly or indirectly, of more than 25% of the outstanding shares of any class of voting securities of the Bank or Company by any Person, (iv) a merger (in which the Bank or Company is not the surviving entity), consolidation or sale of all, or substantially all, of the assets of the Bank or Company, or (v) there is a change, during any period of two consecutive years, of a majority of the Board of the Bank or Company as constituted as of the beginning of such period, unless the election of each director who is not a director at the beginning of such period was approved by a vote of at least two-thirds of the directors then in office who were directors at the beginning of such period. For purposes of this definition, the term “Person” shall mean and include any individual, corporation, partnership, group, association or other “person,” as such term is used in Section 14(d) of the Securities Exchange Act of 1934, other than the Bank or any employee benefit plan(s) sponsored by the Bank.

“Good Reason” means the termination by executive of executive’s employment for based on: (i) an adverse change in executive’s status or position(s) as an executive officer of the Bank or Company as in effect immediately prior to the Change in Control, including, without limitation, any adverse change in executive’s status or position as a result of a material diminution in executive’s duties or responsibilities (other than, if applicable, any such change directly attributable to the fact that the Bank or Company is no longer publicly owned) or the assignment to executive of any duties or responsibilities which, in executive’s reasonable judgment, are inconsistent with such status or position(s), or any removal of executive from or any failure to reappoint or reelect executive to such position(s) (except in connection with the termination of executive’s employment for cause, disability or retirement or as a result of executive’s death or by executive other than for Good Reason); (ii) a reduction by the Bank or Company in executive’s base salary as in effect immediately prior to the Change in Control; (iii) the failure by the Bank or Company to continue in effect any executive compensation plan in which executive is participating at the time of the Change in Control of the Bank or Company (or a comparable plan) other than as a result of the normal expiration of any such plan in accordance with its terms as in effect at the time of the Change in Control, or the taking of any action, or the failure to act, by the Bank or Company which would adversely affect Executive’s continued participation in any of such plans on at least as favorable a basis to executive as is the case on the date of the Change in Control or which would materially reduce executive’s benefits in the future under any of such Plans or deprive executive of any material benefit under any plan enjoyed by executive at the time of the Change in Control; (iv) the failure by the Bank or Company to provide and credit Executive with the number of paid vacation days to which executive is then entitled in accordance with the Bank’s or Company’s normal vacation policy as in effect immediately prior to the Change in Control; (v) the Bank’s or Company’s requiring Executive to be based at an office that is greater than 25 miles from where executive’s office is located immediately prior to the Change in Control except for required travel on the Bank’s or Company’s business to an extent substantially consistent with the business travel obligations which executive undertook on behalf of the Bank or Company prior to the Change in Control; or (vi) the failure by the Bank or Company to obtain from any successor the assent to continue executive’s existing employment agreement.
Mr. Kim was granted 50,000 shares of stock options on January 2, 2018 with an exercise price of $14.75 under the Company’s 2013 Equity Based Compensation Plan, which vest equally over four years. In accordance with the standard practice of the Company, the exercise price for such stock options was determined by the closing price of the shares of common stock of the Company on the OTC Pink Market on the day of the grant.
Mr. Kim was granted 10,000 and 300 shares of RSAs on August 1, 2019 and September 18, 2019, respectively. 10,000 shares of RSAs granted on August 1, 2019 will vest equally over five years and 300 shares of RSAs granted on September 18, 2019 will vest over three years.

Equity Compensation Plans
Equity based incentive awards are currently made though our 2013 Equity Based Compensation Plan (the “2013 Equity Plan”), which replaced our 2003 Stock Option Plan (the “2003 Equity Plan”). As of the effective date of the 2013 Equity Plan, no further awards were granted under the 2003 Equity Plan. However, any previously outstanding option award granted under the 2003 Equity Plan remains subject to the terms of such plan until the time it is no longer outstanding.
2003 Stock Option Plan
As part of the formation of the Company as a bank holding company, it assumed the 2003 Equity Plan pursuant to which incentive stock options were granted to selected employees and non-qualified stock options granted to directors and selected key salaried employees. Options granted under the 2003 Equity Plan were either incentive options or non-qualified stock options. Upon adoption of the 2013 Equity Plan, discussed below, no further grants were made from the 2003 Equity Plan.
2013 Equity Based Compensation Plan
The 2013 Equity Plan was adopted by our Board on July 25, 2013 and approved at the 2013 shareholder’s meeting held on July 25, 2013 to replace the 2003 stock option plan, which expired on September 16, 2013. Upon the 2013 Equity Plan’s formation, there were 1,341,206 options subject to the 2013 Equity Plan. Under the original terms of the 2013 Equity Plan, the number of shares available for issuance was to be adjusted to be 10% of the then issued and outstanding common stock on each June 30 during the term of the 2013 Equity Plan. The Board of Directors amended the 2013 Equity Plan to eliminate this feature and fixed the number of shares that remained available under the 2013 Equity Plan at 631,853 at January 25, 2018.
The 2013 Equity Plan provides for grants of the stock options and shares of restricted stock. The 2013 Equity Plan is administered by the Compensation Committee. Grants of stock options may be either of incentive stock options or non-qualified options. A stock option is a privilege granted to plan participants to purchase stock from the Company on a future date at the fair market value of the stock when the stock option was granted. Incentive stock options are subject to certain limitations not applicable to non-qualified options. The exercise price of all stock options may not be less than the fair market value of the Company’s common stock on the date of grant. The aggregate fair market value (determined at the date of grant) of the stock subject to all incentive stock options held by an optionee that vest in any single calendar year cannot exceed $100,000. Except in limited circumstances, neither the Board of Directors nor the Compensation Committee may reduce the exercise price of any option granted under the 2013 Equity Plan. The Compensation Committee may grant one or more restricted stock awards to plan participants, and at the time of grant shall determine the consideration to be paid, if any, and the period over which the restrictions shall lapse. Restricted stock is stock granted to a plan participant which may not be traded or sold until its restrictions lapse. Should any restriction fail to lapse for any reason, the plan participant would forfeit the restricted stock. However, the restrictions may not lapse with respect to any restricted stock award over a period of less than six months. Unless otherwise provided in the applicable award agreement, an employee receiving a restricted stock award shall be entitled to cash dividend and voting rights for all restricted shares issued even though still subject to forfeiture, provided that such rights shall terminate immediately as to any restricted stock which cease to be eligible for vesting. Any award may include financial criteria or other performance measures that must be met in order for the award to vest and/or become exercisable. The Compensation Committee may provide for full or partial credit for the satisfaction of criteria before the end of the period of time specified or the attainment of the specified goal, in the event of the employee’s death, retirement or disability or under such circumstances as the Compensation Committee may determine.
The Compensation Committee has the authority to determine the effect of various events on awards granted under the 2013 Equity Plan. The Compensation Committee will determine the effect of the termination of employment on awards, depending on the nature of the termination, including changing the exercise period or the number of shares for which an award is vested or exercisable at the time of termination or thereafter. In the event of an extraordinary corporate transaction, such as a stock split or a stock dividend, the Compensation Committee may proportionately adjust the shares subject to the 2013 Equity Plan and outstanding awards as to the number or kind of shares to which they relate, the price payable upon the exercise of awards or the applicable performance standards or criteria. Upon the giving of notice of a change in control event, as defined in the 2013 Equity Plan, in which the Company is not the surviving Company, then all outstanding options become exercisable and all restricted stock award restrictions lapse, unless the Compensation Committee determines otherwise, in which event the Compensation Committee will make provision for continuation and, if required, assumption of the 2013 Equity Plan and outstanding awards or for the substitution of new awards therefor. The 2013 Equity Plan also provides for the issuance of substitute awards in the event the Company acquires another entity and the terms of the acquisition require issuance of substitute awards for existing equity compensation of the acquired Company.

In 2018, other than the 50,000 shares of stock options granted to our President and Chief Executive Officer discussed previously, the Company also granted 60,000 shares of incentive stock options to employees with the weighted-average exercise price of $15.87. The term of each option is 10 years, 60% to vest on the third anniversary date and 20% to vest on each of the following two anniversary dates. The Company did not grant any shares of non-qualified stock options to directors in 2018.
In 2019, the Company granted 25,000 shares of incentive stock options to employees with the weighted-average exercise price of $16.94. The term of each option is 10 years, 60% to vest on the third anniversary date and 20% to vest on each of the following two anniversary dates. The Company did not grant any shares of non-qualified stock options to directors in 2019. In addition, the Company granted 27,400 shares of RSAs, other than the 10,300 shares of RSAs granted to our President and Chief Executive Officer discussed previously, to employees with the weighted-average closing market price of the Company's common stock on the grant date of $16.68.
As of March 31, 2020, there were a total of 733,992 stock options outstanding, 38,400 shares of restricted stock outstanding, and up to 543,354 shares remained available for grant under the 2013 Equity Plan.
U.S. Federal Income Tax Treatment. Under present U.S. federal income tax laws, awards granted under the 2013 Equity Plan generally should have the following tax consequences:
Non-Qualified Stock Options. The grant of a non-qualified option generally will not result in taxable income to the participant. The participant generally will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares and we will be entitled to a corresponding income tax deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options. The grant of an incentive stock option generally will not result in taxable income to the participant. The exercise of an incentive stock option generally will not result in taxable income to the participant provided that the participant was (without a break in service) an employee during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is “disabled,” as that term is defined in the Internal Revenue Code).
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price generally will be an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum income tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the transfer of such stock to the participant, then, upon disposition of such shares, any amount realized in excess of the exercise price generally will be taxed to the participant as capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant generally will realize ordinary income at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price and we generally will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount generally will be capital gain. If the amount realized is less than the exercise price, the participant generally will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.
Stock Awards. A participant who has been granted a stock award generally will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for U.S. federal income tax purposes and the participant has not filed an Internal Revenue Code Section 83(b) election to be taxed at the time of grant. Upon the later of delivery or vesting of shares subject to an award (or the filing of a Code Section 83(b) election), the participant generally will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares generally will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting (or the filing of an Internal Revenue Code Section 83(b) election).

Withholding of Taxes. All distributions under the 2013 Equity Plan are subject to withholding of all applicable taxes and the Committee may condition the delivery of any shares or other benefits under the 2013 Equity Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee, such withholding obligations generally may be satisfied through cash payment by the participant, through the surrender of shares of our common stock that the participant already owns or through the surrender of shares of our common stock to which the participant is otherwise entitled under the 2013 Equity Plan.
Outstanding Equity Awards at Fiscal Year End
The following table provides information for each of our named executive officers regarding outstanding awards held by the officers as of December 31, 2019, as adjusted for stock splits. Market values are presented as of the end of 2019 (based on the assumed per share fair market value of our common stock of $17.28 on December 31, 2019).

		Option Awards					RSAs
			Number of Securities Underlying Unexercised Options (1)				Number of Shares of Unvested RSAs (1)	Market Value of Shares of Unvested RSAs
Name	Grant Date	Expiration Date	Exercisable	Unexercisable	Exercise Price	Intrinsic Value
Henry Kim	10/28/2015	10/28/2025	43,561	10,890	$10.33	$378,434
	1/2/2018	1/2/2028	12,501	37,499	$14.75	$126,500
	8/1/2019						10,000	$172,800
	9/18/2019						300	$5,184
Timothy Chang	10/21/2011	10/21/2021	2,875	—	$3.38	$39,963
	3/29/2013	3/29/2023	17,749	—	$4.51	$226,655
	10/28/2015	10/28/2025	29,041	7,260	$10.33	$252,292
	8/1/2019						5,000	$86,400
Andrew Chung	4/16/2018	4/16/2028	—	20,000	$15.15	$42,600
	8/1/2019						2,000	$34,560
Brian Bang	2/23/2012	2/23/2022	312	—	$3.38	$4,337
	3/29/2013	3/29/2023	3,551	—	$4.51	$45,346
	10/28/2015	10/28/2025	12,101	3,025	$10.33	$105,126
	8/1/2019						3,000	$51,840
	9/18/2019						300	$5,184

(1)
All unexercised options are subject to vesting; 60% to vest on third anniversary date and 20% to vest on following anniversary dates for options granted on October 28, 2015, and 25% to vest on each anniversary date for options granted on January 2, 2018.

(2)	RSAs granted on August 1, 2019 to vest equally over five years and RSAs granted on September 18, 2019 will vest over three years.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS, AND CERTAIN CONTROL PERSONS
In accordance with the Audit Committee Charter, the Audit Committee is responsible for reviewing and acting upon all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest.  Additionally, the Company’s Code of Ethical Conduct provides rules that restrict transactions with affiliated persons.
In determining whether to approve a related party transaction, the Audit Committee will consider, among other things, the following:

•	Whether the terms of the transaction are fair to the Company;

•	Whether the transaction is material to the Company;

•	The importance of the related person to the transaction;

•	The role the related person has played in arranging the transaction;

•	The structure of the transaction; and,

•	The interests of all related persons in the transaction.
The Company will only enter into a related party transaction if the Audit Committee determines that any interested director has abstained from voting on the matter and that the transaction is beneficial to the Company, and the terms of the transaction are fair to the Company.
The Company did not have any transactions which exceed the lessor of $120,000, or 1% of the Company’s assets, with its directors or executive officers or any shareholder owning of record or beneficially 5% or more of our common stock, or their affiliates.
The Bank has had and expects in the future to have banking transactions in the ordinary course of its business with many of the Company’s and the Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling shareholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2019 such transactions comprising loans did not involve more than the normal risk of collectability or present other unfavorable features. Loans to executive officers of the Bank are subject to limitations as to amount and purposes prescribed in part by the Federal Reserve Act, as amended, the regulations of the Federal Deposit Insurance Corporation and the California Financial Code. As of December 31, 2019, the Company had $3.8 million of such loans outstanding.
DELINQUENT SECTION 16(A) REPORTS
The following person was either a director, officer, or beneficial owner of more than ten percent of Company’s common stock during the prior fiscal year and failed to file on a timely basis a report required by Section 16(a) of the Exchange Act: Sang Young Lee filed one (1) late report during the fiscal year 2019 involving one (1) transaction.

PROPOSAL NO. 2
INDEPENDENT PUBLIC ACCOUNTANTS
We are asking shareholders to ratify the appointment of Crowe LLP (“Crowe”) as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Crowe served as our independent registered public accounting firm for the fiscal year ended December 31, 2019. Crowe advised the Company that Crowe has no direct or indirect financial interest in either the Company or the Bank. The services rendered by Crowe during the fiscal year ended December 31, 2019 were audit services and preparation of corporation income tax return. The Audit Committee approved each professional service rendered by Crowe during the fiscal year ended December 31, 2019.
Report of the Audit Committee of the Board of Directors
The Audit Committee oversees relevant accounting, risk assessment, risk management and regulatory matters. It meets with the Bank’s and the Company’s internal auditors and the independent auditors to review the scope of their work as well as to review quarterly and annual financial statements and regulatory and public disclosures with the officers in charge of financial reporting, control and disclosure functions. After reviewing the independent auditor’s qualifications, partner rotation and independence, the Audit Committee also makes an annual decision regarding selection of the independent auditors. In addition, the Audit Committee reviews reports of examination conducted by regulatory agencies and follows up with management concerning recommendations and required corrective action.
The Audit Committee reports regularly to the Boards of Directors of the Bank and the Company and has the authority to select, retain, terminate and approve the fees and other retention terms of special counsel or other experts or consultants as it deems appropriate and necessary to perform its duties.
In performing its functions, the Audit Committee acts in an oversight capacity and necessarily relies on the work and assurances of management, which has the primary responsibility for financial statements and reports, and of the independent auditors, who, in their report, express an opinion on the conformity of the Company’s annual financial statements to generally accepted accounting principles.
In connection with the December 31, 2019 financial statements of the Company, the Audit Committee: (i) reviewed and discussed the audited financial statements with management and the independent auditors; (ii) discussed the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees;” and (iii) received and discussed with the independent auditors the matters required by PCAOB requirements. The Audit Committee has also considered whether the independent auditors’ provision of non-audit services to the Company is compatible with maintaining the auditors’ independence.
Respectfully Submitted,

/s/ Hong Kyun “Daniel” Park	/s/ Kijun Ahn	/s/ Sang Young Lee
Hong Kyun “Daniel” Park (Chairperson)	Kijun Ahn	Sang Young Lee

Independent Auditor Fees
The following table sets forth information regarding the aggregate fees incurred for professional services rendered by Crowe for the fiscal year ended December 31, 2019 and 2018:

($ in thousands)	2019	2018
Audit Fees (1)	$385,550	$334,937
Audit Related Fees (2)	—	310,000
Tax Fees (3)	55,345	54,383
Total	$440,895	$699,320

(1)	Includes fees incurred for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2019 and 2018.

(2)	Includes fees incurred for the Form S-1 registration statement procedures.

(3)	Includes fees incurred for professional services rendered for the fiscal years ended December 31, 2019 and 2018 for tax compliance, tax advice, and preparation of corporation income tax return.
For the fiscal year ended December 31, 2019, the Board considered and deemed the services provided by Crowe compatible with maintaining the principle accountant’s independence. The Audit Committee approved all services described above in the discussion of fees paid to Crowe.
Preapproval of Services By Independent Auditor
The Audit Committee will consider annually and, if appropriate, approve audit services by its independent auditor. In addition, the Audit Committee will consider and, if appropriate, preapprove certain defined audit and non-audit services. The Audit Committee will also consider on a case-by-case basis and, if appropriate, approve specific engagements. The Audit Committee preapproved tax fees and audit related and other fees based on engagement. The services performed by Crowe for the 2019 audit engagement were pre-approved by the Audit Committee, in accordance with the Committee’s procedures.
Vote Required
The approval of a majority of the shares represented at the Annual Meeting is required to ratify the selection of Crowe, provided that such majority also represents a majority of the shares needed for quorum. Abstentions and broker non-votes will therefore have no effect on this vote, unless there are a number of abstentions or broker non-votes such that the votes in favor represent less than a majority of the shares needed for a quorum. It is anticipated that a representative of Crowe will be present at the Annual Meeting and will be available to answer questions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL TWO.

OTHER MATTERS
If any other matters come before the Annual Meeting, not referred to in the enclosed proxy, including matters incident to the conduct of the meeting, the proxy holders will vote the shares represented by the proxies in accordance with their best judgment. Management is not aware of any other business to come before the meeting, and as of the date of the preparation of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the meeting.
Shareholder Nominations and Proposals
Shareholder Nominations
If a shareholder intends to formally nominate someone for election to the Board of Directors, they must follow the procedures set forth in Section 2.14 of our bylaws. That section provides that nominations for election to the Board of Directors may be made by a shareholder of the Company’s stock entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Company, shall be made in writing and shall be delivered or mailed to the president of the Company not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days’ notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the president of the Company not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known by the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the total number of shares of common stock of the corporation that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of common stock of the corporation owned by the notifying shareholder. Nominations not made in accordance with Section 2.14 of our bylaws shall, in the chairman’s discretion, be disregarded by the chairman of the meeting, and upon his instructions, the inspectors of election shall disregard all votes cast for each such nominee. If the Company’s 2021 Annual Meeting of Shareholders is held on May 27, 2021, any shareholder nomination, to be timely, must be received by the Company not later than May 13, 2021 and not earlier than April 7, 2021.
Shareholder Proposals
If a shareholder intends to present any proposal for consideration at the 2021 Annual Meeting of Shareholders and wishes for that proposal to be included in the proxy and proxy statement to be prepared by the Company, the proposal must be received by the Company at its corporate office not later than May 13, 2021, if such meeting is held on May 27, 2021.
Shareholder Communication
Any shareholder may communicate directly to Board members, or to any individual Board member, by sending correspondence or communication addressed to the particular member or members in care of PCB Bancorp, Attn: Corporate Secretary, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010.
Annual Report on Form 10-K
The Company’s Annual Report for 2019 on Form 10-K, which is required to be filed with the SEC, is available to any shareholder without charge. The report may be obtained by written request to Corporate Secretary, PCB Bancorp, 3701 Wilshire Boulevard, Suite 900, Los Angeles, California 90010. It is also available on our Company’s website at www.paccitybank.com, by clicking “About,” then “Investor Relations,” then “SEC Filings” and then “Annual Reports.” The Company’s Annual Report on Form 10-K also serves as the Bank’s annual disclosure statement under part 350 of FDIC rules.

PCB Bancorp
By Order of the Board of Directors

/s/ Henry Kim
Henry Kim President and Chief Executive Officer

Los Angeles, California
April 17, 2020

PCB BANCORP VOTE

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Votes submitted electronically must be received by 12:00am, (Pacific Time), on Thursday, May 28, 2020

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Go to **www.investorvote.com/PCB** or scan the QR code — login details are located in the shaded bar below.

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Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

2020 Annual Meeting Proxy Card

▼ IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Kijun Ahn	☐	☐	02 - Daniel Cho	☐	☐	03 - Haeyoung Cho	☐	☐
04 - Sarah Jun	☐	☐	05 - Henry Kim	☐	☐	06 - Sang Young Lee	☐	☐
07 - Hong Kyun "Daniel" Park	☐	☐	08 - Don Rhee	☐	☐			

B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X

03B5BI

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PCB Bancorp

Notice of 2020 Annual Meeting of Shareholders

Proxy Solicited by Board of Directors for Annual Meeting — Thursday, May 28, 2020

The undersigned shareholder acknowledges receipt of the Notice of Annual Meeting of Shareholders of PCB Bancorp (the "Company") and the accompanying Proxy Statement - dated April 17, 2020, and revoking any proxy heretofore given, hereby appoints Haeyoung Cho, Henry Kim, and Sang Young Lee, or any one of them, with full power to act alone, my true and lawful attorney(s), agent(s) and proxy, with full power of substitution, for me and in my name, place and stead to vote and act with respect to all shares of common stock of PCB Bancorp which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held on May 28, 2020, at 10:00 a.m., in the board room on the ninth floor of the main office building of Pacific City Bank at 3701 Wilshire Boulevard, Suite 900, Los Angeles, California, and at any and all adjournment or adjournments thereof, with all the powers that the undersigned would possess if personally present, as stated on the reverse side. Execution of this proxy confers authority to vote "FOR" each proposal listed unless the shareholder directs otherwise. If any other business is presented at said meeting, this proxy shall be voted in accordance with the recommendations of the Board of Directors.

Shares represented by this proxy will be voted by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of the Board of Directors and FOR item 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

Comments — Please print your comments below.